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                                                                   EXHIBIT 11-17

                               DTE ENERGY COMPANY
                      BASIC AND DILUTED EARNINGS PER SHARE
                                 OF COMMON STOCK

                                                                       Three Months          Nine Months
                                                                          Ended                  Ended
                                                                     September 30, 1999    September 30, 1999
                                                                     ------------------    ------------------
                                                                     (Thousands, except per share amounts)
BASIC:
     Net income........................................................$    160,560           $   386,124
     Weighted average number of common
       shares outstanding (a)..........................................     145,045               145,049
     Earnings per share of common stock
       based on weighted average number
       of shares outstanding...........................................$       1.11           $      2.66

DILUTED:
     Net income........................................................$     160,560          $   386,124

     Weighted average number of common
       shares outstanding (a)..........................................     145,045               145,049
     Incremental shares from assumed exercise
       of options......................................................          86                   107
                                                                       ------------           -----------
                                                                            145,131               145,156
                                                                       ============           ===========

     Earnings per share of common stock
       assuming exercise of options....................................$       1.11            $     2.66

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(a)  Based on a daily average.